Exhibit 10.3

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

 This Second Amendment (“Second Amendment”) is made effective as of September 22, 2011 (“Effective Date”) by and between The Cleveland Clinic Foundation, a non-profit Ohio corporation (“CCF”), and Cleveland BioLabs, Inc., a corporation organized and existing under the laws of the State of Delaware (“CBL”).

WHEREAS, CCF and CBL are parties to that certain Exclusive License Agreement effective July 1, 2004, and as amended on March 22, 2010 (the “License Agreement”);

WHEREAS, CCF and Children’s Cancer Institute Australia for Medical Research, a not for profit medical institute formed under the laws of Australia with registration number ACN 072 279 559  (“CCIA”) are parties to that certain Inter-Institutional Agreement for MDR Inhibitors dated April 1, 2008 (the “Inter-Institutional Agreement”), which is attached as Exhibit A, which grants to CCF certain rights for the administration and commercialization of a certain Invention (as defined in the Inter-Institutional Agreement) and Patent Rights (as defined in the Inter-Institutional Agreement);

WHEREAS, CBL and others have formed Panacela Labs Inc., a corporation organized under the laws of the State of Delaware (“Panacela”), as a joint venture for the purpose of developing a new generation of pharmaceutical drugs;

WHEREAS, CCF desires to grant, and CBL desires to receive, a license under the Invention (as defined in the Inter-Institutional Agreement) and Patent Rights (as defined in the Inter-Institutional Agreement), along with other rights, for the development and commercialization of Panacela Products (as defined below) by Panacela under rights owned by CCF, CCIA and others; and

WHEREAS, CCIA has consented to the licensing of the Invention (as defined in the Inter-Institutional Agreement) and Patent Rights (as defined in the Inter-Institutional Agreement) under the License Agreement as amended by the terms set forth below, pursuant to the Letter Agreement attached as Exhibit B.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

1.	Preamble. The first paragraph is hereby deleted in its entirety and substituted with the following in lieu thereof.

THIS EXCLUSIVE LICENSE AGREEMENT (“Agreement”) is made effective the 1st day of July, 2004 (“Effective Date”) by and between The Cleveland Clinic Foundation, a non-profit Ohio corporation (“CCF”), and Cleveland BioLabs, Inc., a corporation organized and existing under the laws of the State of Delaware (“CBL”).

2.	Section 2.A. Section 2.A is hereby deleted in its entirety and substituted with the following in lieu thereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

A.  Exclusive License to CBL.

Subject to the terms and conditions of this Agreement, CCF hereby grants to CBL an exclusive license under the Licensed Rights to: (a) make, have made, develop, use, import, export, distribute, market, promote, offer for sale and sell Products, (b) practice any method, process or procedure within the Licensed Patents or the CCF Technology, and (c) otherwise exploit the Licensed Rights within the Licensed Territory for use within the Licensed Field; and to have any of the foregoing performed on its behalf by a third party.  This grant shall be subject to the rights retained by CCF and by Other Institution set forth in Section 2.G.

3.	Section 2.G. Section 2.G is hereby deleted in its entirety and substituted with the following in lieu thereof.

G.  Research Use Right.

(i)  All licenses granted under Section 2 of this Agreement based on rights owned by CCF are subject to a reserved, irrevocable, exclusive, fully-paid up non-assignable license back to CCF to make and use, for academic or research purposes only, any applicable CCF Technology, the Licensed Patents and any Improvement or Innovation created by CBL or CCF.

(ii)  All licenses granted under Section 2 of this Agreement based on rights owned by Other Institution are subject to an express reservation of rights to Other Institution for educational and research purposes.

4.	Section 2.I. The following section is hereby added to Section 2 as Section 2.I.

I.  Ownership of Innovations.

Innovations shall be either jointly owned or solely owned by the party for whom ownership can be established under the provisions of U.S. patent law and licensed as provided herein.

5.	Section 4.B. – Milestone Payments.

5.1.	The first paragraph is hereby deleted in its entirety and substituted with the following in lieu thereof.

For each Product developed by CBL, a CBL affiliate, or a joint venture in which CBL is involved, CBL shall pay to CCF Milestone Payments, creditable against Earned Royalties, and Sublicense Royalties related to said Product, as development of a Product first reaches major developmental milestones as follows:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

5.2.	Subsection (1) is hereby deleted in its entirety and substituted with the following in lieu thereof.

(1) For Products limited to biodefense uses:

(i)    For any INDA filing for a Product, $[***];

(ii)   For any Product (a) entering Phase II clinical trials, or (b) entering a registration enabling definitive pivotal animal efficacy study under the FDA's Animal Rule (21 CFR 314.600 for drugs and 21 CFR 601.90 for biological products) or a registration enabling, pivotal human safety study (whichever comes first) and corresponding rules and regulations in other countries, $[***];

(iii)  For any PLA (Product License Application), BLA (Biologic License Application) or NDA filing for a Product, $[***]; and

(iv)  Upon regulatory approval permitting any Product to be sold to the commercial market, $[***]; or

5.3.	Subsection (2) is hereby renumbered subsection (3).

5.4.	The following is hereby added to Section 4.B. as new subsection (2).

(2) For a Panacela Product:

(i)    For any INDA filing for a Product, (a) for a Product related to Licensed Patents that are solely owned by CCF or jointly owned by CCF and Other Institution, $[***]; or (b) for a Product related to Licensed Patents that are jointly owned by CCF and CBL or an Affiliate thereof, or jointly owned by CCF, Other Institution, and CBL or an Affiliate thereof, $[***];

(ii)   For any Product entering Phase II clinical trials, (a) for a Product related to Licensed Patents that are solely owned by CCF, or jointly owned by CCF and Other Institution, $[***]; or (b) for a Product related to Licensed Patents that are jointly owned by CCF and CBL or an Affiliate thereof, or jointly owned by CCF, Other Institution, and CBL or an Affiliate thereof, $[***];

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

(iii)  For any Product entering Phase III clinical trials, (a) for a Product related to Licensed Patents that are solely owned by CCF or jointly owned by CCF and Other Institution, $[***]; or (b) for a Product related to Licensed Patents that are jointly owned by CCF and CBL or an Affiliate thereof, or jointly owned by CCF, Other Institution, and CBL or an Affiliate thereof, $[***];

(iv)  For any PLA (Product License Application) or NDA filing for a Product, (a) for a Product related to Licensed Patents that are solely owned by CCF or jointly owned by CCF and Other Institution, $[***]; or (b) for a Product related to Licensed Patents that are jointly owned by CCF and CBL or an Affiliate thereof, or jointly owned by CCF, Other Institution, and CBL or an Affiliate thereof, $[***]; and

(v)   Upon regulatory approval permitting any Product to be sold to the commercial market, (a) for a Product related to Licensed Patents that are solely owned by CCF or jointly owned by CCF and Other Institution, $[***]; or (b) for a Product related to Licensed Patents that are jointly owned by CCF and CBL or an Affiliate thereof, or jointly owned by CCF, Other Institution, and CBL or an Affiliate thereof, $[***];

5.5.	The last paragraph of Section 4.B. is hereby deleted in its entirety and substituted with the following in lieu thereof provided that the applicable milestone due CCF under this Section 4.B. has not accrued on another Product that is for the same (i) Application; (ii) Indication, or (iii) Target.  To the extent a similar milestone is reached in any other country(ies) in the world (“Other Country”) the milestone payment due shall be calculated applying the formula defined below:

P = (OC / US) * MS, where

P – milestone payment due to Licensor in connection with obtaining regulatory approval in any Other Country;

OC – the size of the pharmaceutical market of the Other Country in US dollars at the time;

US – the size of the pharmaceutical market of the United States in US dollars at the time;

MS – applicable milestone payment set forth in the Section 4.2.5(a) of the agreement; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

The size of the pharmaceutical market shall be determined using the most recent applicable annual DSM Group (located at 7/2, 5-th Yamskogo Polya St. Moscow 125040 Russia) report or other generally accepted annual market data report. However, if a milestone that was first reached in an Other Country is subsequently achieved or surpassed in the United States, such as by relying on foreign clinical trials to support United States Food and Drug Administration (“FDA”) approval, CBL shall pay CCF the difference between what was paid for the milestone in all Other Countries, if any, and what would have been due under the applicable section if the milestone had first occurred in the United States.  For purposes of clarity, the maximum amount of milestone payments CBL shall be obligated to pay to CCF pursuant to this Agreement shall be the aggregate of the amounts set forth in the applicable subsection of Section 4.B.

6.	Section 4.C. – Earned Royalties. Parts (i) and (v) of Section 4.C. is hereby deleted in its entirety and substituted with the following in lieu thereof.

(i) In further consideration of the rights and licenses granted by CCF to CBL under this Agreement, CBL agrees to pay CCF for each Product Sold in the commercial market by CBL, a CBL affiliate, or a joint venture in which CBL is involved, CBL agrees to pay to CCF as “Earned Royalties” a royalty calculated as a percentage of the Net Sales of Products actually received by CBL or an Affiliate thereof in accordance with the terms and conditions of this Agreement.  The royalty is deemed earned as of earlier of the date CBL receives payment for the sale, lease or other disposition of the Product for consideration or the date the Product is Sold to a consumer.  Subject to the terms of this Agreement, the royalty shall remain fixed while this Agreement is in effect as follows:  (a) for any Licensed Patent which is solely owned by CCF or jointly owned by CCF and Other Institution, a rate of [***] percent ([***]%); (b) for any Licensed Patent which is jointly owned by CCF and CBL or an Affiliate thereof, or jointly owned by CCF, Other Institution, and CBL or an Affiliate thereof, a rate of [***] percent ([***]%).

(v) In the event that more than one patent within the Licensed Patents is applicable to any Product subject to royalties under Section 4.C. or Section 4.D., then only one royalty shall be paid to CCF as follows: (a) for more than one Licensed Patent, each of which is solely owned by CCF, the royalty shall be at the rate of a Licensed Patent solely owned by CCF, (b) for more than one Licensed Patent, one of which is jointly owned by CCF and CBL or an Affiliate thereof, the royalty shall be at the rate of a Licensed Patent jointly owned by CCF and CBL or an Affiliate thereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

7.	Section 4.D. – Sublicense Royalties. Parts (a)-(c) of Section 4.D.(i) are hereby deleted in their entirety and substituted with the following in lieu thereof.

(a)           Where sublicenses have been granted by CBL prior to the filing of an INDA for a Product, under the sponsorship of CBL, CBL shall pay to CCF the following royalty rates for Product Sales:  (1) for the sublicense of Licensed Patents solely owned by CCF or jointly owned by CCF and Other Institution, [***] percent ([***]%) of any and all upfront Sublicensing Fees, and [***] percent ([***]%) of all royalties received from the Sublicensee; provided that the amount owed to CCF for royalties received from all Sublicensees shall not be less than [***]% of Net Sales; or (2) for any sublicense of Licensed Patents which are jointly owned by CCF and CBL or an Affiliate thereof, or jointly owned by CCF, Other Institution, and CBL or an Affiliate thereof, [***] percent ([***] %) of any and all upfront Sublicensing Fees, and [***] percent ([***] %) of all royalties received from the Sublicensee; provided that the amount owed to CCF for royalties received from all Sublicensees shall not be less than [***]% of Net Sales.

(b)           Where sublicenses have been granted after filing of an INDA for a Product, under the sponsorship of CBL, but prior to final approval of the relevant PLA/NDA, CBL shall pay to CCF the following royalty rates for Product Sales:  (1) for the sublicense of Licensed Patents solely owned by CCF or jointly owned by CCF and Other Institution, [***] percent ([***]%) of any and all upfront Sublicensing Fees, and [***] percent ([***]%) of all royalties received from the Sublicensee; provided that the amount owed to CCF for royalties received from all Sublicensees shall not be less than [***]% of Net Sales; or (2) for any sublicense of Licensed Patents which are jointly owned by CCF and CBL or an Affiliate thereof, or jointly owned by CCF, Other Institution, and CBL or an Affiliate thereof, [***] percent ([***]%) of any and all upfront Sublicensing Fees, and [***] percent ([***]%) of all royalties received from the Sublicensee; provided that the amount owed to CCF for royalties from all Sublicensees received shall not be less than [***]% of Net Sales.

(c)           Where sublicenses have been granted after final approval of the relevant PLA/NDA for a Product, CBL shall pay to the following royalty rates for Product Sales:  (1) for the sublicense of Licensed Patents solely owned by CCF or jointly owned by CCF and Other Institution, [***] percent ([***]%) of any and all upfront Sublicensing Fees, and [***] percent ([***]%) of all royalties received from the Sublicensee; provided that the amount owed to CCF for royalties received from all Sublicensees shall not be less than [***]% of Net Sales; or (2) for any sublicense of Licensed Patents which are jointly owned by CCF and CBL or an Affiliate thereof, or jointly owned by CCF, Other Institution, and CBL or an Affiliate thereof, [***] percent ([***]%) of any and all upfront Sublicensing Fees, and [***] percent ([***]%) of all royalties received from the Sublicensee; provided that the amount owed to CCF for royalties received from all Sublicensees shall not be less than [***]% of Net Sales.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

8.	Section 5.A. – Representation and Warranties. Part (i) of Section 5.A. is hereby deleted in its entirety and substituted with the following in lieu thereof.

(i) except to the extent otherwise provided under Section 15 of this Agreement with respect to U.S. Government interests, it is the owner or designee of an Other Institution of the Licensed Rights free and clear of any lien, encumbrance, royalty or other payment obligation, and, to the best of its actual knowledge, without any conflict with or infringement of the rights of any third party;

9.	Section 6 – Records. Section 6.A is hereby deleted in its entirety and substituted with the following in lieu thereof.

A.   CBL shall keep books and records sufficient to verify the accuracy and completeness of CBL’s accounting referred to above, including without limitation inventory, purchase and invoice records relating to the Products or their manufacture, and all correspondence and meeting minutes with the FDA.  In addition, CBL shall maintain documentation evidencing that CBL is in fact pursuing development of Products as required herein.  Such documentation may include, but is not limited to, invoices for studies advancing development of Products, laboratory notebooks, internal job cost records, and filings made to the Internal Revenue Service to obtain tax credit, if available, for research and development of Products.  Such books and records shall be preserved for a period not less than three (3) years after they are created during and after the term of this Agreement.

10.	Section 13 – Product Liability and Conduct of Business. Section 13 is hereby deleted in its entirety and substituted with the following in lieu thereof.

A.   CBL shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold CCF and Other Institution and each of its respective trustees, officers, employees, students, and agents harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than infringement claims) resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Products arising from any right or obligation of CBL hereunder with respect to CCF or Other Institution, as the case may be.  CCF and Other Institution at all times reserves the right to select and retain counsel of its own to represent CCF’s and Other Institution’s interests in any such action, subject to CBL’s sole control of the defense thereof and all related settlement negotiations.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

B.      Neither party shall be liable to the other party for any indirect, special, consequential, or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise.  Except as provided in this Agreement, CCF and Other Institution shall not have any responsibilities or liabilities whatsoever with respect to Product(s).

11.	Section 14 – Use of Names. Section 14 is hereby deleted in its entirety and substituted with the following in lieu thereof.

Section 14.  Use of Names.

Other than as required by law or regulation, CBL shall not use the name, logo, likeness, trademarks, image or other intellectual property of CCF, Other Institution for any advertising, marketing, or endorsement or any other purposes without the specific prior written consent of an authorized representative of CCF as to each such use.  For purposes of the foregoing provision, an authorized representative of CCF means a representative of CCF’s Department of Media Relations and/or CCF’s Office of General Counsel.

12.	Appendix A – Definition for “CCF Technology”. Paragraph B is hereby deleted in its entirety and substituted with the following in lieu thereof.

B. “CCF Technology”  shall mean all CCF’s and Other Institution’s unpatented inventions, know-how, trade secrets, analysis, discoveries, techniques, methods, clinical and other data, and other intellectual property relating to the research of Doctor or arising out of or in direct connection with work of Doctor in the field of regulating cell death: (i) curing cancer treatment side effects by differential modulation cell death / survival mechanisms uniquely deregulated in cancer cells; (ii) selective sensitization of cancer cells to treatment by using the same approach; (iii) using anti-apoptotic proteins secreted by microbial parasites to cure tissue damage associated with cancer treatment, inflammation and other pathologies (stroke, heart attack).

13.	Appendix A – Definition for “Improvement”. Paragraph F is hereby deleted in its entirety and substituted with the following in lieu thereof.

F. “Improvement”  shall mean any modification of an invention described in the Licensed Patents that is owned by CCF and that, if unlicensed, would infringe one or more claims of any Licensed Patent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

14.	Appendix A – Definition for “Licensed Field”. The following part (v) is hereby added to Paragraph H.

(v) 0500 series: modulating the androgen receptor (AR) pathway, constant activity of which is essential for growth and viability of the majority of prostate cancers, including those that have lost their dependence on androgen.

15.	Appendix A – Definition for “Licensed Patents”. Part (ii) of the definition for “Licensed Patents” at paragraph I is hereby deleted in its entirety and substituted with the following in lieu thereof.

(ii)           In the event that CCF or Other Institution is a joint owner of an invention by reason of the fact that an employee or consultant of CBL is a joint inventor of such an invention, it is understood that the Licensed Patents include only CCF’s or Other Institution’s rights as a joint owner of the patents and patent applications that claim such joint invention.  From time to time during the term of this Agreement, upon request by either party, CBL and CCF shall update Appendix G hereto to include all patent applications and patents that are within the Licensed Patents.

16.	Appendix A – Definition for “Net Sales”. Paragraph N is hereby deleted in its entirety and substituted with the following in lieu thereof.

N. “Net Sales” shall mean the gross amount collected from sales of Products to an end-user, less (i) trade, cash and quantity discounts actually allowed or paid; (ii) credits, allowances and adjustments actually granted to customers; (iii) charge back payments and rebates granted to managed care organizations or to federal, state, local or foreign governments, their agencies, and purchasers and reimbursers or to trade customers, including, but not limited to, wholesalers and buying groups; (iv) separately itemized or allocated (in direct proportion to the amount of sales of such Products bears to the total amount of sales of all CBL products) shipping costs, insurance or other transportation costs, to the extent not paid or absorbed by non-Affiliate purchasers of such Products; (v) sales, use and/or other excise taxes or duties actually paid; and (vi) sales to Affiliates and/or Sublicensees for research and development purposes.  All costs shall be determined in accordance with generally accepted accounting principles.

17.	Appendix A – Definition for “Application”. The following paragraph R is hereby added to Appendix A.

R. “Application” shall mean the intended use or Indication for a Licensed Product.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

18.	Appendix A – Definition for “INDA”. The following paragraph S is hereby added to Appendix A.

S. “INDA” shall mean an investigational new drug application also known as a “Notice of Claimed Investigational Exemption for a New Drug” filed with the FDA, as defined in 21 CFR Part 312 or any and all foreign equivalents such as but not limited to a “clinical trials exemption” in the United Kingdom.

19.	Appendix A – Definition for “Indication”. The following paragraph T is hereby added to Appendix A.

T. “Indication” shall mean the disease or other condition in a man or other animal that a Licensed Product is being developed, tested or approved by a regulatory agency to diagnose, cure, mitigate, treat, or prevent.

20.	Appendix A – Definition for “NDA”. The following paragraph U is hereby added to Appendix A.

U. “NDA” shall mean a new drug application submitted to the FDA or an equivalent foreign regulatory agency which contains complete details of the manufacture and testing of a new drug for purposes of obtaining regulatory approval to market such new drug in the United States or any foreign country, for a particular indication, including any product license application.

21.	Appendix A – Definition for “Other Institution”. The following paragraph V is hereby added to Appendix A.

V. “Other Institution” shall mean any third party that CCF is a party to an inter-institutional agreement that provides CCF with the right on behalf of both parties to administer and commercialize rights jointly owned by both parties, including CCIA.

22.	Appendix A – Definition for “Panacela Product”. The following paragraph W is hereby added to Appendix A.

W. “Panacela Product” shall mean the following Products developed and commercialized by Panacella:

(i)	Arkil: small-molecular polycyclic organic compound for systemic use to treat hormone-independent prostate tumors;

(ii)
Mobilan: recombinant adenovirus of CBLB501 series for localized intratumor injection, converts the injected tumor into an efficient vaccine in situ by intratumor expression of a bacterial immunogen and its receptor; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

(iii)	Revercom: nano-particle combinaing a chemotherapeutic drug with an inhibitor of the tumor drug resistance molecular mechanism of CBLC500 series for the treatment of tumors resistant to chemotherapy.

23.	Appendix A – Definition for “Phase II clinical trials”. The following paragraph X is hereby added to Appendix A.

X. “Phase II clinical trials” shall mean that portion of the clinical development program which provides for the initial trials of a product on a limited number of patients for the primary purpose of evaluating safety, dose ranging and efficacy in the proposed therapeutic indication, as more precisely defined by the rules and regulations of the FDA and corresponding rules and regulations in other countries.

24.	Appendix A – Definition for “Phase III clinical trials”. The following paragraph Y is hereby added to Appendix A.

Y. “Phase III clinical trials” shall mean that portion of the clinical development program which provides for the continued trials of a product on sufficient numbers of patients to establish the safety and efficacy of a product for the desired claims and indications, as more precisely defined by the rules and regulations of the FDA and corresponding rules and regulations in other countries.  Any trial designed to support a NDA without further clinical studies will be considered a Phase III trial for purposes of this Agreement.

25.	Appendix A – Definition for “Target”. The following paragraph Z is hereby added to Appendix A.

Z. “Target” shall mean the tissue, cellular or molecular structure that a Licensed Product acts on to diagnose, cure, mitigate, treat, or prevent a disease or other condition in a man or other animal.

26.	Appendix A – Definition for “Third Party”. The following paragraph AA is hereby added to Appendix A.

AA. “Third Party” shall mean a party other than CCF, CBL, a CBL Affiliate, a joint venture is which CBL is involved, or a sublicensee of CBL.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

27.      Counterparts.  This Second Amendment may be executed in counterparts with the same effect as if both parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

[Signatures follow.]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

THE CLEVELAND CLINIC FOUNDATION:

By:	/s/ Joseph F. Hohn	Date: 9/22 , 2011
Name:	Joseph F. Hohn
Title

CLEVELAND BIOLABS, INC.
By:	Michael Fonstein, Ph.D.	Date: 9/22 , 2011
Name:	Michael Fonstein, Ph.D.
Title:	Chief Executive Officer

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXHIBIT A

INTER-INSTITUTIONAL AGREEMENT

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

INTER-INSTITUTIONAL AGREEMENT

between

THE CLEVELAND CLINIC FOUNDATION

and

CHILDREN'S CANCER INSTITUTE FOUNDATION
AUSTRALIA FOR MEDICAL RESEARCH

for

MDR Inhibitors

TABLE OF CONTENTS

Article No. Title	Page
BACKGROUND	1
1. DEFINITIONS	1
2. PATENT PROSECUTION AND PROTECTION	3
3. OWNERSHIP & LICENSING	3
4. FINANCIAL TERMS	5
5. RECORDS AND REPORTS	5
6. PATENT INFRINGEMENT	6
7. LIABILITY	7
8. GOVERNING LAWS	8
9. NOTICES	8
10. TERMINATION	9
11. CONFIDENTIALITY	10
12. GENERAL	11

Inter-Institutional Agreement for
MDR Inhibitors

This inter-institutional agreement ("Agreement") is effective April 1, 2008 ("Effective Date"), by and between The Cleveland Clinic Foundation, having an address at 9500 Euclid Avenue, Cleveland, OH 44195 ("CCF"), and the Children's Cancer Institute Australia for Medical Research ("CCIA"), having an address at PO Box 81, High Street , Randwick NSW 2031.

BACKGROUND

1. Certain research performed at CCF and at CCIA resulted in the development of "MDR Inhibitors" which are the subject of the Patent Rights ("Invention").

2. The Invention is covered by Patent Rights (as defined in Paragraph 1.5) and was developed by Dr. Andrei Gudkov, previously a member of the staff at CCF; and by Profs. Michelle Haber and Murray Norris, employees of the Children's Cancer Institute Australia for Medical Research; and as further specified during patent prosecution ("Inventors").

3. It is the mutual desire of the parties that, for the purposes of this Agreement, the Invention be administered and commercialized by CCF on behalf of both parties and, to that end, CCIA agrees not to grant to any person (other than CCF) any right, title or interest in and to the Invention or the Patent Rights without the prior written consent of CCF.

Now therefore, CCF and CCIA agree:

1. DEFINITIONS

1.1 "Licensee" means any licensee to a License Agreement (other than nonprofit sponsors of research such as the U.S. Government or other governmental or nonprofit organizations).

1.2 "License Agreement" means any license agreement that is entered into by CCF which grants to Licensee thereunder the right to make, have made, use, sell, offer to sell or import products or methods covered by Patent Rights, or any agreement granting an option for such a license. Notwithstanding the above, CCF shall not grant rights to the Invention to any party sponsoring research under a research agreement without CCIA's prior written approval.

1.3 "Net Revenues" means cash and the cash value of non-cash remuneration (as mutually determined by CCF and CCIA, provided that if the parties cannot make such a determination together, a determination shall be made in accordance with Section 12.10) that is generated by CCF in consideration of licensing the Patent Rights, including all monies, shares, notes, options and other securities and rights in any entity; provided, however, that if the Patent Rights comprise less than one hundred percent (100%) of the intellectual property portfolio licensed by CCF for the purpose of being entitled to Exploit a product or method covered by Patent Rights without infringing third party intellectual property rights (the "Total License Agreement Portfolio"), Licensee and CCIA shall together make the determination of the amount of Net Revenues, based upon the contribution made by the Patent Rights to the valuation of the Total License Agreement Portfolio, provided that if the parties cannot make such a determination together, a determination shall be made in accordance with Section 12.10. Until such time that the parties have determined the matters requiring their mutual determination, CCF shall hold all Net Revenues in trust and not make any use thereof for any purpose whatsoever.

1.4 [RESERVED]

1.5 "Patent Rights" means all right, title and interest of the parties in, to and under any of the following:

U.S. Application Number or U.S. Patent Number	Filing or Issue Date	Filed by	Assigned to
U.S. Provisional Application Serial No. 60/571,149	May 14, 2004	Marshall, Gerstein & Borun LLP	The Cleveland Clinic and Children's Cancer Institute Australia for Medical Research
PCT application filed in 2005 (PCT/US2005/016832) (publication no. WO05113004A3)	May 13, 2005 (filed) December 1, 2005 (published)	Marshall, Gerstein & Borun LLP	The Cleveland Clinic and The University of New South Wales

1735843-8

and EP1753422A2, filed on May 13, 2005 (published on February 21, 2007) and assigned to The Cleveland Clinic and The University of New South Wales, and AU5244872AA, filed on May 13, 2005 (published on December 1, 2005) and assigned to The Cleveland Clinic and The University of New South Wales, and United States application, published on February 7, 2008, publication No. US2008032966 A1, and any divisions, continuations or continuations-in-part (but only to the extent that claims in such continuations-in-part are supported in the specification of the parent patent application) thereof; any corresponding national phase and other foreign applications thereof; any U.S. or foreign patents issued thereon; any reissues or extensions thereof; and assigned by each Inventor/s to his or her respective institution. Notwithstanding the above, any continuation-in-part application may be included in the definition of Patent Rights to the full extent of its claims upon mutual written agreement of the parties to this Agreement.

2. PATENT PROSECUTION AND PROTECTION

2.1 Upon both parties executing this Agreement, CCF shall execute and deliver to the CCIA the assignment, a copy of the substantive portion of which is attached hereto and marked "Annex A".

2.2 The parties acknowledge that a third party is responsible for the prosecution of the patent applications identified in Section 1.5 and all other patent applications in relation to the Invention ("Patent Applications"). In the event that CCF obtains knowledge that such third party plans to abandon or has abandoned prosecution of a Patent Application, CCF will promptly provide notice to CCIA.

2.3 [RESERVED]

2.4 [RESERVED]

3. OWNERSHIP & LICENSING

3.1 The parties acknowledge and agree that the Invention and Patent Rights are owned by the parties as tenants in common in equal shares. To the extent necessary, each party assigns absolutely to the other party the proportion of their respective right, title and interest in the Invention and Patent rights required to give effect to foregoing acknowledgement.

3.2 [RESERVED]

1735843-8

3.3 Neither party shall grant to any person or entity (other than the other party) any right, license, title or interest in, to or under the Invention or the Patent Rights without the prior written consent of the other party. CCIA grants to CCF the responsibility for administering and commercializing the Invention, subject to the provisions of this Agreement.

3.4 Subject to Paragraph 3.3, CCF must use its commercially reasonable efforts to commercialize the Invention in such as way as to maximize the Net Revenues and must diligently seek a Licensee for the commercial development of the Invention and shall promptly provide to CCIA copies of all License Agreements relating to the Invention.

3.5 [RESERVED]

3.6 CCF shall not issue any royalty free or paid-up licenses or assign Patent Rights to any third party without the prior written consent of CCIA.

3.7 License Agreements shall expressly reserve to CCIA and CCF the right to use the Invention, Patent Rights and associated technology for educational and research purposes.

3.8 Any License Agreement shall include, but is not limited to, the following terms: (i) a license-issue fee; (ii) payment of patent costs by the Licensee; (iii) indemnification of CCF and CCIA and sponsors of the research by Licensee; (iv) a disclaimer of any warranties on the part of CCIA, (v) an obligation that the License Agreement is personal and is not assignable, nor will the Licensee have the right to sub-license without the written consent of CCIA and CCF; (vi) obligations by a Licensee to pay CCF license fees and/or royalty; (vii) a provision to the effect that the License Agreement will terminate on termination of this Agreement and (viii) a prohibition against the use of the name of CCIA or of any CCIA employee, and (ix) terms that are consistent with the requirements of Section 6.2. Any License Agreement shall further stipulate that nothing in the License Agreement confers by estoppel, implication or otherwise, any license or rights under any patents of CCIA other than Patent Rights, regardless of whether such patents are dominant or subordinate to Patent Rights.

3.9 As provided for in Paragraph 1.5, any License Agreement shall explicitly state that any continuation-in-part application included in the Patent Rights, is licensed only to the extent that claims in such continuation-in-part application are supported in the specification of the parent patent application, unless otherwise mutually agreed upon in writing by the parties to this Agreement and the parties to the License Agreement.

17358

CCF shall manage all such consideration received under the License Agreement on behalf of the CCIA and CCF until they are distributed between CCF and CCIA in accordance with Paragraph 4.

4. FINANCIAL TERMS

4.1 Within two weeks of December 31st of each year (or such other time as agreed by the parties), CCF shall pay to the CCIA one-half (1/2) of the Net Revenues accrued during the most recently completed calendar year ("CCIA Entitlement").

4.2 Each party is solely responsible for calculating and distributing to its respective Inventors any share of Net Revenues due in accordance with its respective patent policy.

4.3 Subject to Paragraph 4.1, the CCIA Entitlement is to be paid directly to CCIA as follows: (i) to the extent that the Net Revenues comprise cash, the component of the CCIA Entitlement referable to that portion of the Net Revenues must be paid in cleared funds directly to CCIA; (ii) to the extent that the Net Revenues comprise any non-cash payment, the cash value of such non-cash payment will be mutually determined by CCF and the CCIA provided that if the parties cannot make such a determination together, a determination shall be made in accordance with Section 12.10, and paid in cleared funds to CCIA; and (iii) where the Net Revenues comprise intangible rights, CCF and CCIA will negotiate in good faith a mutually agreed upon valuation and division of such Net Revenues.

5. RECORDS AND REPORTS

5.1 CCF shall keep complete, true and accurate accounts of all expenses and of all Net Revenues received by it from each Licensee and shall permit CCIA to allow its own agents or a certified public accounting firm, which is reasonably acceptable to CCF, to examine its books and records, all of which must be directly related to the subject matter of this Agreement, in order to verify the payments due or owing under this Agreement. CCIA shall pay the cost of each examination, shall request no more than one (1) examination per year and shall provide reasonable written notice to CCF before commencement of any such examination, which shall occur during normal CCF business hours.

17358

5.2 CCF shall keep CCIA informed of all patent prosecution, commercial development and licensing activity relating to the Inventions and upon written request by CCIA and no more often than once a year, CCF shall submit to CCIA an annual written report setting forth the status of all patent prosecution, commercial development and licensing activity relating to the Inventions.

6. PATENT INFRINGEMENT

6.1 In the event that CCIA or CCF learn of infringement of any patent administered under this Agreement, the knowledgeable party will provide the other (i) with written notice of such infringement and (ii) with any evidence of such infringement available to it (the "Infringement Notice"). A party must not notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Patent Rights without first obtaining the written permission of the other party. CCF shall, in cooperation with CCIA, use its commercially reasonable efforts to terminate such infringement without litigation.

6.2 If the efforts of the parties are not successful in abating the infringement within ninety (90) days following the date the Infringement Notice takes effect, then an exclusive Licensee may institute suit for patent infringement against the infringer. CCF and/or CCIA may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of an exclusive Licensee's suit or any judgment rendered in that suit. CCF may waive the ninety (90) day time period to file after obtaining the prior written consent of CCIA so that the exclusive Licensee may file suit without joining CCF and CCIA if the exclusive Licensee makes a compelling case of likely damage to it due to the time delay.

6.3 If, within a hundred and twenty (120) days following the date the Infringement Notice takes effect, infringing activity by the infringer has not been abated and if an exclusive Licensee has not brought suit against the infringer, then CCIA or CCF may: (i) institute suit for patent infringement against the infringer (to the extent of that party's standing to do so); and/or (ii) request that the other party join as a party plaintiff in a patent infringement litigation. Each party has ninety (90) days to inform the other party of its decision to join or not to join in such litigation.

6.4 In no event may CCIA or CCF be joined in any suit without its prior written consent.

1735

6.5 If, either CCIA or CCF is a party to legal action to terminate infringement or to recover damages, then such legal action shall be at the full expense of the party bringing suit and all amounts recovered thereby shall belong to that party. Any legal action brought jointly by both CCIA and CCF and fully participated in by both parties shall be at the joint expense of both parties (in shares to be mutually agreed upon), and all recoveries shall be treated as if Net Revenues.

6.6 Any recovery or settlement received by CCF in connection with a suit initiated solely by an exclusive Licensee and not participated in by either CCIA or CCF will be distributed to CCIA in the proportion specified in Paragraph 4.1 following the deduction of any litigation costs incurred by either party.

6.7 Each party will cooperate with the other in litigation proceedings instituted under this Agreement.

6.8 Any litigation proceedings shall be controlled by the party bringing suit, except that either party may be represented by counsel of its choice in any suit brought by the other party.

6.9 CCIA and CCF agree to be bound by all determinations of patent infringement, validity and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Article 6 (Patent Infringement).

6.10 License Agreements shall stipulate that if, in a suit initiated by an exclusive Licensee, CCIA is involuntarily joined, then the Licensee will pay any costs incurred by CCIA arising out of such suit, including but not limited to, any legal fees of counsel that CCIA selects and retains to represent it in the suit.

7. LIABILITY

7.1 Each party excludes all liability to the other party for all indirect, special or consequential loss, including loss of profits or anticipated profits, arising out of breach of this agreement or in connection with the relationship established by it.

7.2 Each party (the "Indemnifying Party") shall indemnify, defend, save and hold harmless the other party (the "Indemnified Party"), its employees, agents, officers, directors, affiliated entities and representatives from and against any and all third-party claims, suits, actions, investigations, proceedings and related costs and expenses, all damages, costs, penalties and expenses, including reasonable attorneys' fees, at all levels of pre-trial, trial and appellate

1735

litigation, costs, and interest, which may be sustained or incurred by the Indemnified Party at any time (a) by reason of the Indemnifying Party's act or omission, whether negligent, willful or otherwise culpable, in the performance or failure to perform the services, responsibilities and duties set out in this Agreement; or (ii) as a result of the Indemnifying Party's violation of federal, state or local civil and/or criminal statutes, laws or regulations.

7.3 This Article 7 shall survive the termination or expiration date of this Agreement.

8. GOVERNING LAWS

8.1 This Agreement is governed by and interpreted in accordance with the laws of the State of Ohio, except that the scope and validity of any patent or patent application in Patent Rights are governed by the applicable laws of the country of that patent or patent application. This Article 8 shall survive the termination or expiration date of this Agreement.

9. NOTICES

9.1 Any notice or payment required to be given to either party shall be deemed to have been properly given if delivered to the respective addresses given below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement and to be effective:

9.1.1 on the date of delivery if delivered in person;

9.1.2 on the date of mailing if mailed by first-class certified mail, postage paid; or

9.1.3 on the date of mailing if mailed by any global express carrier service utilizing a next or 2nd day delivery schedule that requires the recipient to sign the documents demonstrating the delivery of such notice or payment.

In the case of the CCF:

The Cleveland Clinic Foundation
CCF Innovations/D20
9500 Euclid Avenue
Cleveland, OH 44195
Attention: Executive Director

With copy to:
The Cleveland Clinic Foundation

1735

Office of General Counsel / AC321
3050 Science Park Drive
Beachwood, OH 44122
Attention: Chief Legal Officer

In the case of CCIA: ***For notices:***

Professor Michelle Haber
Executive Director
Children's Cancer Institute Australia for Medical Research
PO Box 81, High St, Randwick NSW 2031
m.haber@unsw.edu.au
Tel: +61 2 9382 1821
Fax: +61 2 9382 1850

10. TERMINATION

10.1 This Agreement is in full force and effect from the Effective Date and remains in effect for the life of the last-to-expire of the Patent Rights (or if no patent issues, until the last patent application in Patent Rights is abandoned), unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement.

10.2 If a party ("Relevant Party") breaches any of its obligations under this Agreement ("Event of Default"), the other party may give a notice ("Default Notice") to the Relevant Party specifying the Event of Default and requiring the Relevant Party to remedy the default within 10 days after the Default Notice is given to the Relevant Party. If a party ("Defaulting Party") receives a Default Notice and does not comply with the notice within the relevant period required specified in this Paragraph 10.2 or receives a Default Notice on three (3) occasions in any period of twelve (12) months, then the other party, without limiting its other rights and remedies, may terminate this Agreement by giving to the Defaulting Party ninety (90) days notice.

10.3 If three (3) years have passed from the Effective Date and no License Agreement is in effect or has been agreed upon as to all material financial terms, then either party may terminate this Agreement for any reason, provided that the terminating party has first provided at least sixty (60) days' written notice to the other party, but in any event, not less than sixty (60) days' written notice prior to the date on which responses to any pending patent office actions need to

1735

be taken to preserve Patent Rights. After effective termination, each party may separately license its interest in the Patent Rights according to its own policy provided that each party pays one-half (1/2) of all costs incurred thereafter in the preparation, prosecution and maintenance of Patent Rights. This obligation to share patent costs, should a party license its undivided interest in the Patent Rights, shall continue for the life of the last to expire patent under Patent Rights (or if no patent issues, until the last patent application in Patent Rights is abandoned). Apart from obligations identified in Article 7 (Liability), Article 8 (Governing Law), Article 11 (Confidentiality), Section 12.1 (Use of Names and Trademarks), Section 12.4 (Access to Records) and Section 12.10 (Dispute Resolution) and specific obligations accrued prior to termination, the parties shall have no further rights or obligations under this Agreement after effective termination.

11. CONFIDENTIALITY

11.1 Subject to The Ohio Public Records Act, CCIA and CCF, respectively, shall hold the other party's proprietary business and patent prosecution information in confidence using at least the same degree of care as that party uses to protect its own proprietary information of a like nature. The disclosing party shall label or mark confidential, or as otherwise appropriate, all proprietary information. If proprietary information is orally disclosed, then the disclosing party shall reduce the proprietary information to writing or to some other physically tangible form and deliver it to the receiving party within thirty (30) days of the oral disclosure, marked and labeled as set forth above.

11.2 Notwithstanding anything to the contrary contained in this Agreement, either party may release this Agreement, including any terms contained herein, and information regarding income received in connection with this Agreement to the inventors, senior administrative officials employed by either party and either party's advisors upon their request. If such release is made, the releasing party will request that such terms be kept in confidence in accordance with the provisions of this Article 11.

11.3 Notwithstanding Paragraph 11.1, nothing in this Agreement in any way restricts or impairs the right of CCIA or CCF to use, disclose or otherwise deal with any information or data that:

11.3.1 the receiving party can demonstrate by written records was previously known to it;

1735

11.3.2 is now, or becomes in the future, public knowledge other than through acts or omissions of the receiving party;

11.3.3 is lawfully obtained without restrictions by the receiving party from sources independent of the disclosing party;

11.3.4 was made independently without the use of proprietary information received hereunder, as demonstrated by written records; or

11.3.5 is required by law to be disclosed.

11.4 The confidentiality obligations of the receiving party under these terms shall remain in effect for five (5) years from the termination or expiration date of this Agreement.

12. GENERAL

12.1 *Use of Names and Trademarks.* Neither party shall use the name, logo, likeness, trademarks, image or other intellectual property of the other party, or of any employee of the other party, for advertising, marketing, endorsement or any other purposes without the specific prior written consent of an authorized representative of the other party as to each such use. This Section 12.1 shall survive the termination or expiration date of this Agreement.

12.2 No Waiver. No waiver by either party hereto of any breach or default of any of the agreements herein set forth may be deemed a waiver as to any subsequent and/or similar breach or default.

12.3 *No Implied License.* This Agreement does not confer by implication, estoppel, or otherwise any license or rights under any patents of either party other than the specific Patent Rights, regardless of whether such patents are dominant or subordinate to Patent Rights.

12.4 *Access to Records.* If Section 952 of the Omnibus Reconciliation Act of 1980, which amended Section 1861(v)(1) of the Social Security Act, and the regulations promulgated there under, applies to this Agreement, each party will make available to the Secretary of Health and Human Services, and to the Comptroller General of the United States upon written request, such books, documents and records necessary to verify the nature and extent of the costs of the services provided hereunder. Access will be granted until the expiration of four (4) years after the furnishing of services hereunder. Access will also be granted to any books, documents or records related to this Agreement between a party and organizations related to that party, but

1735

only an as needed basis. This Section 12.4 shall survive the termination or expiration date of this Agreement.

12.5 Compliance with Laws. By entering into this Agreement, the parties specifically intend to comply with all applicable laws, rules and regulations as they may be amended from time to time. In the event that any part of this Agreement is determined to violate federal, state, or local laws, rules, or regulations, the parties agree to negotiate in good faith revisions to the provision or provisions that are in violation. In the event the parties are unable to agree to new or modified terms as required to bring the entire Agreement into compliance, either party may terminate this Agreement without penalty upon thirty (30) days written notice to the other party.

12.6 *Debarment.* CCIA hereby represents and warrants that it has not been debarred, suspended, excluded or otherwise determined to be ineligible to participate in federal healthcare programs (collectively, "Debarred") and acknowledges that CCF shall have the right to terminate this Agreement immediately in the event that CCIA is Debarred.

12.7 *Assignment.* Neither party may assign this Agreement nor any rights (including Patent Rights) or obligations under this Agreement to an unaffiliated third party without the prior written consent of the other party, which shall not be unreasonably withheld, and any such assignment not in accordance herewith shall be null and void.

12.8 Independent Contractor. In the performance of the duties and obligations arising out of this Agreement, each of the parties will at times be acting as an independent contractor, and nothing herein shall be construed or deemed to create a relationship of employer or employee, or principal or agent, or partner or representative.

12.9 *Complete Agreement.* This Agreement constitutes the entire agreement, both written and oral, between the parties and all prior agreements respecting the subject matter of this Agreement, written or oral, expressed or implied, are canceled.

12.10 *Dispute Resolution.* The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly between officials who have authority to settle the controversy. If the matter has not been resolved by negotiation within thirty (30) days from the commencement of negotiations, the parties' respective chief executive officers shall attempt in good faith to resolve the matter. If the matter has not been resolved by negotiation within such further thirty (30) days, the parties shall attempt in good faith to settle the dispute by mediation under the then-current rules of the American Arbitration Association

17358

("AAA"). The neutral third party will be selected from the panel of neutrals of the AAA in accordance with the selection process of the AAA. If the matter has not been resolved by mediation within ninety (90) days of the initiation of such procedure, or if either party will not participate in a mediation, the dispute shall be settled by arbitration in accordance with the then-current Rules of Arbitration of the AAA by one or more arbitrators appointed in accordance with said Rules and any court having jurisdiction thereof may enter judgment upon the award rendered by the arbitrator(s). Any mediation or arbitration shall be held in Cleveland, Ohio. This Section 12.10 shall survive the termination or expiration date of this Agreement.

12.11. *Conflicts of Interest*. CCF maintains and adheres to a Conflict of Interest Policy. CCIA represents that if any CCF employee, officer or director is an employee, officer or director of CCIA or serves on any board or committee of or in any advisory capacity with CCIA, any payment made to such party is at fair market value for services rendered

The parties hereto have executed this Agreement in duplicate originals.

THE CLEVELAND CLINIC FOUNDATION	CHILDREN'S CANCER INSTITUTE AUSTRALIA FOR MEDICAL RESEARCH
By: [signature] (Signature)	By: [signature] (Signature)
Name: David R. Strand (Please print)	Name: Michelle Haber
Title: Chief Operating Officer	Title: Executive Director
Date:	Date: 29/5/08

APPROVED AS TO FORM
CCF - OFFICE OF
GENERAL COUNSEL
BY [signature]
DATE 4/9/08
CMSI# CHL-13420

1735

Annex A to

Inter-Institutional Agreement for MDR Inhibitors

Deed of Assignment of Intellectual Property Rights

By

The University of New South Wales ABN 57 019 508 730, a body corporate established pursuant to the *University of New South Wales Act 1989 (NSW)* of Sydney, New South Wales (**Assignor**); and

The Cleveland Clinic Foundation of 9500 Euclid Avenue, Cleveland, OH 44195, USA (**CCF**)

In favour of

Children's Cancer Institute Australia for Medical Research ACN 072 279 559 of PO Box 81, High Street , Randwick New South Wales (**Assignee**)

Background

A. The Assignor, together with CCF, owns intellectual property rights in the Application.

B. The Assignor and the Assignee have agreed that the intellectual property rights in the Application will be assigned by the Assignor to the Assignee pursuant to this Deed.

C. Pursuant to the Australian Patents Act 1990, each joint patentee may assign its interest in a patent provided it receives the consent of the other joint patentees.

Operative Provisions

1. Definitions and Interpretation

1.1 Definitions

In this Deed,

Application means patent application No. PCT/US2005/016832 titled "Small molecule inhibitors for MRP1 and other multidrug transporters" together with any and all corresponding national phase applications, and all divisions, continuations, continuations-in-part deriving therefrom and all patents and re-issues that are issued from all such applications and all rights arising from the foregoing; and

Deed means this deed and the Schedule together with any annexures.

1.2 Interpretation

In this Deed, unless the context requires otherwise:

(a) the singular includes the plural and vice versa;

(b) the headings are used for convenience only and do not affect the interpretation of this Agreement;

(c) other grammatical forms of defined words or expressions have corresponding meanings;

(d) a reference to a document includes the document as modified from time to time and any document replacing it;

(e) if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;

(f) the word "person" includes a natural person and any body or entity whether incorporated or not;

(g) a reference to a thing includes a part of that thing;

(h) a reference to all or any part of a statute, rule, regulation or ordinance (**statute**) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(i) wherever "include" or any form of that word is used, it must be construed as if it were followed by "(without being limited to)"; and

(j) a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (**defunct body**), means the agency or body that performs most closely the functions of the defunct body.

2. Assignment

The Assignor hereby assigns, transfers and sets over to the Assignee any and all of the Assignor's legal and beneficial rights, title and interest worldwide (whether presently existing or in the future), including intellectual property rights subsisting in the Application, with effect from the date of this Deed.

3. Consent of CCF

CCF hereby unconditionally and irrevocably consents to the Assignment in clause 2 to the fullest extent necessary for the Assignment to be lawfully effected.

4. Further acts

The Assignor agrees to execute all such further documents and do all such further acts at the Assignee's expense that are necessary to effect and/or formalize the assignment of the Intellectual Property Rights to the Assignee under clause 2.

5. Indemnity

5.1 Assignee Indemnifies

The Assignee hereby indemnifies the Assignor on demand against any claim, loss, liability or expense that the Assignor incurs and that arises directly or indirectly from an act or omission of the Assignee in respect of the Application, which occur after the date of this Deed, including any and all third party claims against Assignor that relate to Assignee's use and exploitation of the Application, provided that the Assignee shall not liable to the Assignor for any indirect, incidental, special or consequential loss or damage, loss of profits or anticipated profits, economic loss, loss of business opportunity, loss of data or loss or damage resulting from Assignee's use or exploitation of the Application.

5.2 Non-excludable rights implied by statute

Nothing in this Deed excludes, restricts or modifies any condition, warranty, right or remedy conferred on the Assignee by the *Trade Practices Act 1974 (Cth)* or any other applicable Law that cannot be excluded, restricted or modified by agreement.

6. General

6.1 Governing law and jurisdiction

(a) This Deed is governed by and must be construed in accordance with the laws in force in the State of New South Wales.

(b) The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

6.2 Counterparts

If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

6.3 No adverse construction

This Deed is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

6.4 Severability

Any provision of this Deed which is invalid in any jurisdiction must in relation to that jurisdiction:

(a) be read down to the minimum extent necessary to achieve its validity, if applicable; and

(b) be severed from this Deed in other case,

without invalidating or affecting the remaining provisions of this Deed or the validity of that provision in any other jurisdiction

EXECUTED as a deed

DATE **November 2007**

Executed by **The University of New South Wales** ABN 57 019 508 730 in accordance with section 127(1) of the *Corporations Act 2001 (Cth)*:

....	....
Signature of director	Signature of director or company secretary* *delete whichever does not apply
....	....
Name (please print)	Name (please print)

Executed by **The Cleveland Clinic Foundation** in accordance with its constitution and rules of internal governance:

....	....
Signature of officer	Signature of officer*
....	....
Name (please print)	Name (please print)

Executed by **Children's Cancer Institute Australia for Medical Research** ACN 072 279 559 in accordance with section 127(1) of the *Corporations Act 2001 (Cth)*

....	....
Signature of director	Signature of director or secretary* *delete whichever does not apply
....	....
Name (please print)	Name (please print)

EXHIBIT B

SIDE LETTER BETWEEN CCF AND CCIA

LETTER AGREEMENT

This Letter Agreement (“Letter”) is made effective as of                                       , 2011 (“Effective Date”) by and between The Cleveland Clinic Foundation, a non-profit Ohio corporation (“CCF”), and Children’s Cancer Institute Australia for Medical Research, a not for profit medical institute formed under the laws of Australia with registration number CAN 072 279 559 (“CCIA”).

CCF and CCIA are parties to that certain Inter-Institutional Agreement for MDR Inhibitors dated April 1, 2008 (the “Inter-Institutional Agreement”), which grants to CCF certain rights for the administration and commercialization of a certain Invention and Patent Rights.  This Letter Agreement contains the terms and conditions that CCIA consents to the licensing of the Invention and Patent Rights to Cleveland BioLabs, Inc., a corporation organized and existing under the laws of the State of Ohio (“CBLI”).  Capitalized terms used and not otherwise defined in this Letter Agreement shall have the meanings ascribed to them in the Inter-Institutional Agreement.

In consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Consent to Grant of Exclusive License

CCF and CBLI are parties to that certain Exclusive License Agreement dated July 1, 2004, and amended on March 22, 2010 (the “CCF-CBL License Agreement”).   CCF shall amend the CCF-CBL License Agreement pursuant to the Second Amendment to the CCF-CBL License Agreement attached as Exhibit A, whereby the Licensed Rights  (as defined in the CCF-CBL Agreement) shall include the interests of CCF and CCIA in the Invention and Patent Rights and CCIA consents thereto.

Payments

Under Section 8 of the CCF-CBL License Agreement, CCF hereby irrevocably assigns to CCIA its right to receive 50% of any payments owed for Licensed Products (as defined in the CCF-CBL Agreement) based on the Invention and Patent Rights (as defined in the Inter-Institutional Agreement).  Furthermore, CCF shall irrevocably direct CBL under Section 4.F. subsection (ii) of the CCF-CBL License Agreement to pay any amounts owed for Licensed Products  (as defined in the CCF-CBL Agreement) based on the Invention and Patent Rights (as defined in the Inter-Institutional Agreement) to CCF and CCIA at a distribution of 50% and 50%, respectively.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

Right to Publish

Under Section 2.H of the CCF-CBL License Agreement. CBL grants back to CCF a non-reserved, irrevocable, exclusive, fully-paid up non-assignable license to publish the general scientific findings from research related to Licensed Rights including the Patent Rights (the “Publication Rights”).  CCF hereby grants to CCIA a co-exclusive license in the Publication Rights.

 [Signatures follow.]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

THE CLEVELAND CLINIC FOUNDATION:

By:	/s/ Joseph F. Hohn	Date: 9/22 , 2011
Name:	Joseph F. Hohn
Title

CHILDREN’S CANCER INSTITUTE AUSTRALIA FOR MEDICAL RESEARCH:

By:	/s/ Christopher R. Thomson	Date: 23/9 , 2011
Name:	Christopher R. Thomson
Title	Managing Director

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.